FORM OF SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
TIMCO Aviation Services, Inc.
Subscription Certificate for Rights Offering
For Holders of Record on October 19, 2005

Subscription Certificate Number

17,985,724 Rights

Shares Eligible to Subscribe
      TIMCO Aviation Services, Inc. (“TIMCO”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of TIMCO common stock (the “Common Stock”) as of 5:00 p.m., New York City time on October 19, 2005 (the “Record Date”) to receive 1.5 rights (each, a “Right”) for each post-reverse split share (40 pre-reverse split shares) of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Common Stock for each whole Right (the “Basic Subscription Privilege”) at a subscription price of $4.80 per post-reverse split share of Common Stock ($0.12 per pre-reverse split share) (the “Subscription Price”). If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege, any holder exercising its Basic Subscription Privilege in full may purchase an additional number of available shares of Common Stock, subject to proration (the “Oversubscription Privilege”). No fractional Rights or cash in lieu thereof will be issued or paid. If the number of shares of Common Stock held on the Record Date would result in the receipt of fractional Rights, the number of Rights issued to such holder is being rounded up to the nearest whole number. Set forth above is the number of shares of Common Stock held by the holder of Rights as of the Record Date, and the number of whole shares of Common Stock to which such holder is entitled to subscribe pursuant to the Basic Subscription Privilege (rounded up, if applicable, to the nearest whole share).
      For a more complete description of the terms and conditions of the Rights Offering, please refer to the prospectus dated October   , 2005 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Continental Stock Transfer & Trust Company (call (212) 509-4000).
      This Subscription Certificate (or a Notice of Guaranteed Delivery) must be received by Continental Stock Transfer & Trust Company together with payment in full of the subscription price by 5:00 p.m. New York City time, on November 15, 2005, unless extended in the sole discretion of TIMCO (the “Expiration Date”). Any Rights not exercised by the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.
      The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1 and may be transferred only in certain limited circumstances, by duly completing Form 2. If the number of transferred rights would otherwise allow the purchase of a fractional share, the number of shares of Common Stock which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares of Common Stock) that may be purchased with that number of Rights. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Continental Stock Transfer & Trust Company, before exercising their Rights.
      Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise the Rights evidenced thereby.
SUBSCRIPTION PRICE: $4.80 PER POST-REVERSE SPLIT SHARE

FORM 1
(ON REVERSE OF SUBSCRIPTION CERTIFICATE)
      EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.
      (a) Number of whole shares of Common Stock subscribed for pursuant to the Basic Subscription Privilege:
                           Rights X $ 4.80 = $
      (b) Number of whole shares of Common Stock subscribed for pursuant to the Oversubscription Privilege:
                           Rights X $4.80 = $
      (c) Total Payment (sum of payment amounts on lines (a) and (b)) = $                     total payment.
METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXES)

☐	Check, bank draft, or US postal money order payable to “Continental Stock Transfer and Trust Company, as Subscription Agent”, OR
☐	Wire transfer directed to Continental Stock Transfer & Trust Company, JP Morgan Chase Bank, New York, New York, ABA No. 021 000 021, Acct. No. 475-501012, for the benefit of TIMCO Aviation Services, Inc., Attn: Continental Stock Transfer & Trust Company

(d) If the rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Certificate, (check only one).

☐	Deliver to the undersigned a new Subscription Certificate evidencing the remaining Rights to which the undersigned is entitled
☐	Deliver a new Subscription Certificate in accordance with the undersigned’s Form 2 instructions (which include any required signature guarantee)
☐	Do not deliver any new Subscription Certificate to me

(e) ☐ Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

Name of Registered Holder(s): ______________________________

Window Ticket Number (if any): ____________________________

Date of Execution of Notice of Guaranteed Delivery: ____________________

Name of Institution Which Guaranteed Delivery: ____________________
      If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in line (a), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as is practicable.
Subscriber’s Signature:                                                     Telephone No.: (       )

FORM 2
(ON REVERSE OF SUBSCRIPTION CERTIFICATE)
      TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER: Rights represented by this Subscription Certificate are hereby assigned to: (please print in full Name, Address, and Taxpayer Identification Number or Social Security Number of the permitted transferee)

Number of Rights being Transferred: ______________________________

Name of Permitted Transferee: ______________________________

Social Security or Taxpayer ID Number of Permitted Transferee: ______________________________

Address: ______________________________
With respect to transferees other than banks or brokers, the undersigned hereby certifies that the above-named transferee is either (i) an immediate relative of the holder of the Rights transferred hereby (i.e. a spouse, a child or a parent); (ii) an entity wholly owned or controlled by the holder of the Rights transferred hereby; (iii) if the holder of the Rights transferred hereby is a corporation or a partnership owned or controlled by one person or entity, the person or entity that owns or controls the holder of such Rights; (iv) if the holder is a trust, a settlor, grantor, trustee or beneficiary of the trust or an entity wholly owned or controlled by such settlor, grantor, trustee or beneficiary; or (v) a transferee receiving Rights pursuant to the operation of law as a result of the death or dissolution of the holder of the Rights. TIMCO or Continental Stock Transfer & Trust Company may, at their option, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.

Signature(s) of Transferor(s): ______________________________

Signatures Guaranteed By: ______________________________

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